Exhibit 99.(n)

MORGAN STANLEY FUNDS

AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3

INTRODUCTION

This plan (the “Plan”) is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), effective as of July 28, 1997, as amended and restated as of September 26, 2007, September 30, 2010, July 31, 2011, February 25, 2013, February 28, 2013, April 1, 2013, July 2, 2013, September 16, 2013, October 1, 2013 and October 15, 2013. The Plan relates to shares of the open-end investment companies to which Morgan Stanley Investment Management Inc. acts as investment adviser (the “Adviser”), that are listed on Schedule A, as may be amended from time to time (each, a “Fund” and collectively, the “Funds”). The Funds are distributed pursuant to a system (the “Multiple Class System”) in which each class of shares (each, a “Class” and collectively, the “Classes”) of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.                                        DISTRIBUTION ARRANGEMENTS

One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted Plans of Distribution and Shareholder Service Plans (the “12b-1 Plan”) under which shares of certain Classes are subject to the service and/or distribution fees (“12b-1 Fees”) described below.

1.                                      Class A Shares

Class A shares are offered with a front-end sales load (“FESL”). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund’s current prospectus. As stated in each Fund’s current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund’s current prospectus. Class A shares are also subject to payments under each Fund’s Distribution and/or Shareholder Service Plan to reimburse Morgan Stanley Distribution, Inc. (the “Distributor”), its broker-dealer affiliates and other broker-dealers, financial institutions or intermediaries for distribution and/or shareholder service expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee under the Rules of the Financial Industry Regulatory Authority (“FINRA”) (of which the Distributor is a member).

2.                                      Class B Shares

Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining contingent deferred sales charge (“CDSC”) which is calculated in the manner set forth in paragraph 9 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund’s current prospectus. With the exception of certain of the Funds which have a different formula described below (Morgan Stanley Global Fixed Income Opportunities Fund (formerly, Morgan Stanley Flexible Income Fund), Morgan Stanley Focus Growth Fund (formerly, Morgan Stanley American Opportunities

Fund) and Morgan Stanley U.S. Government Securities Trust).(1) Class B shares are also subject to a fee under each Fund’s respective 12b-1 Plan, assessed at the annual rate of up to 1.00% of either: (a) the lesser of (i) the average daily aggregate gross sales of the Fund’s Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund’s average daily net assets represents a service fee under the Rules of FINRA and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class B shares have a conversion feature (“Conversion Feature”) under which such shares convert to Class A shares after 8 years. Details of the Conversion Feature are set forth in Section IV below.

3.                                      Class L Shares (formerly, Class C Shares)

Class L shares are offered without imposition of a FESL or a CDSC.  In addition, Class L shares, under each Fund’s 12b-1 Plan, are subject to 12b-1 payments to reimburse the Distributor, its broker-dealer affiliates and other broker-dealers for distribution and shareholder service expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 0.75% of the average daily net assets of Class L.  A portion of the 12b-1 fee equal to up to 0.25% of the Fund’s average daily net assets is characterized as a service fee within the meaning of FINRA guidelines. Unlike Class B shares, Class L shares do not have the Conversion Feature.

(1)                                 The payments under the 12b-1 Plan for Morgan Stanley Global Fixed Income Opportunities Fund (formerly, Morgan Stanley Flexible Income Fund) are assessed at the annual rate of 0.85% of the lesser of: (a) the average daily aggregate gross sales of the Fund’s Class B shares since the inception of the Fund’s Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Plan’s inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for Morgan Stanley Focus Growth Fund (formerly, Morgan Stanley American Opportunities Fund) are assessed at the annual rate of 1.0% of the lesser of: (a) the average daily aggregate gross sales of the Fund’s Class B shares since the inception of the Fund’s Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Plan’s inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for Morgan Stanley U.S. Government Securities Trust are assessed at the annual rate of 0.75% (0.65% on amounts over $10 billion) of the lesser of: (a) the average daily aggregate gross sales of the Fund’s Class B shares since the inception of the Fund’s Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Plan’s inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan.

4.                                      Class I Shares

Class I shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, as disclosed in each Fund’s current prospectus.

5.                                      Class Q Shares (with respect to Morgan Stanley Global Infrastructure Fund only (formerly, Morgan Stanley Utilities Fund))

In connection with the merger (the “Merger”) of Morgan Stanley Global Utilities Fund into Morgan Stanley Global Infrastructure Fund (“Global Infrastructure”), a new Q share class was created into which all holders of pre-Merger Class B shares of Global Infrastructure (“Pre-Merger Class B Shares”) will be placed on the effective date of the Merger. Class Q shares of Global Infrastructure are closed to new investments (except for dividend reinvestments). The Class Q shares of Global Infrastructure are offered without a FESL, but are subject to a six-year declining CDSC, which is calculated in the manner set forth in paragraph 9 below. The schedule of CDSC charges is set forth in Global Infrastructure’s current prospectus. For purposes of calculation of the CDSC, Class Q shareholders will get the benefit of their holding period for Pre-Merger Class B Shares. Class Q shares are also subject to a fee under Global Infrastructure’s 12b-1 Plan relating to its Class Q shares, assessed at the annual rate of up to 0.26% of either: (a) the lesser of (i) the average daily aggregate gross sales of Global Infrastructure’s Class Q shares and Pre-Merger Class B Shares since the inception of Global Infrastructure (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of Global Infrastructure’s Class Q shares and Pre-Merger Class B Shares redeemed since Global Infrastructure’s inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class Q; or (b) the average daily net assets of Class Q. A portion of the 12b-1 fee equal to up to 0.25% of Global Infrastructure’s average daily net assets represents a service fee under the Rules of the FINRA and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class Q shares retain the same conversion feature as Class B shares (“Conversion Feature”) under which such shares convert to Class A shares after a certain holding period and retain the same exchange privileges as Class B shares. Details of the Conversion Feature and exchange privilege are set forth in Section IV below under “Conversion Features—Class B to Class A” and “Conversion Features—Exchange Privileges.”

6.                                      Class IS Shares

Class IS shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by  (i) investors who meet an initial minimum investment requirement of $10,000,000 or are defined contribution, defined benefit or other employer sponsored employee benefit plans with minimum plan assets of $250,000,000, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser, and (ii) certain other limited categories of investors, as disclosed in each Fund’s current prospectus.  In addition, no sub-accounting or other similar fees or any finder’s fee payments are charged or paid on Class IS shares.

7.                                      Additional Classes of Shares

The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

9.                                      Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund’s prospectus.

II.                                   EXPENSE ALLOCATIONS

Expenses incurred by a Fund will be allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 or service fees, sub-accounting fees and expenses of a Fund’s operations which are directly attributable to such Class are allocated directly to that Class.

III.                              CLASS DESIGNATION

All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by Morgan Stanley & Co. LLC (formerly, Morgan Stanley & Co. Incorporated) and shares of Funds offered with a FESL) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated Class I shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class I shares. In addition, shares of Morgan Stanley Focus Growth Fund (formerly, Morgan Stanley American Opportunities Fund) purchased prior to April 30, 1984 (with respect to such shares, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to the preceding date in this sentence bears to the total number of shares purchased and owned by the shareholder of such Fund) have been designated Class I shares. Class B shares of Global Infrastructure held prior to the effective date of the Merger will be designated Class Q shares. Prior to December 2007, Class I shares were named Class D shares.   Prior to February 25, 2013, Class L shares were named Class C shares.  Class IS shares were established on February 28, 2013.

IV.                               CONVERSION FEATURES

1.                                      Class B to Class A

Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately eight (8) years after the date of the original purchase. Conversions will be effected once a month. The eight-year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased. There will also be conversions at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares previously exchanged for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust (formerly, Morgan Stanley Limited Duration U.S. Treasury Trust), a “Morgan Stanley Money Market Fund” or a “Morgan Stanley Multi-Class Fund” (as such terms are defined in the prospectus of each Fund), the period of time the shares were held in any of such Funds (calculated from the last day of the month in which the shares of any of such Funds were acquired) will be counted toward the holding period for conversion.  Conversions will be suspended during any period in which the expense ratio of the Class B shares is lower than the expense ratio of the Class A shares.

2.                                      Class B to Class Q

Class B shares of Global Infrastructure held prior to the effective date of the Merger will automatically convert to Class Q shares.

3.                                      Class I to Class IS

Morgan Stanley Investment Management may convert Class I shares into Class IS shares (if available), provided that following the conversion the shareholder meets the then applicable eligibility requirements for Class IS shares.   Any such conversion will occur at the respective net asset values of the share classes next calculated after such conversion without the imposition of any charge.

V.                                    EXCHANGE PRIVILEGES

Shares of each Class (except Class IS) may be exchanged for shares of the same Class of the other open-end investment companies to which Morgan Stanley Investment Management Inc. acts as investment adviser (each, a “Morgan Stanley Multi-Class Fund”) and for shares of a “Morgan Stanley Money Market Fund” (as such terms are defined in the prospectus of each Fund, and together with the “Morgan Stanley Multi-Class Funds,” the “Morgan Stanley Funds”) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee, as described in each Fund’s prospectus and/or statement of additional information.

Class IS shares may be exchange for Class IS shares of other “Morgan Stanley Class IS Funds” (as such term is defined in the prospectus of each Fund that offers Class IS shares), if available, without the imposition of an exchange fee.  In addition, you may exchange Class IS shares of the Fund for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in the prospectus of each Fund that offers Class IS shares) or for Advisor Class shares of Morgan Stanley Limited Duration U.S. Government Trust, if available, without the imposition of an exchange fee, as described in each Fund’s prospectus and/or statement of additional information.

The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund’s prospectus.

VI.                               VOTING

Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders and Class Q shareholders will have the right to vote on any proposed material increase in Class A’s expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

MORGAN STANLEY FUNDS

AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3

SCHEDULE A

AT APRIL 7, 2014

CLASS A, B, L AND I SHARES

Morgan Stanley European Equity Fund Inc.

Morgan Stanley Global Fixed Income Opportunities Fund

Morgan Stanley Global Infrastructure Fund

Morgan Stanley Mortgage Securities Trust

Morgan Stanley Multi Cap Growth Trust

Morgan Stanley U.S. Government Securities Trust

CLASS Q SHARES

Morgan Stanley Global Infrastructure Fund

CLASS IS SHARES

Morgan Stanley Global Fixed Income Opportunities Fund

Morgan Stanley Multi Cap Growth Trust